EXHIBIT 21

SPARTECH CORPORATION

SUBSIDIARIES OF REGISTRANT

Legal Entity	DBA	Incorporation

Atlas Alchem Plastics, Inc.	Spartech Plastics	Delaware
Spartech Color

Franklin-Burlington Plastics, Inc.	Spartech Vy-Cal	Delaware
Spartech Polycom

Alchem Plastics, Inc.	Spartech Plastics	Delaware

Alchem Plastics Corporation	Spartech Plastics	Georgia

Anjac-Doron Plastics, Inc.	Spartech Profiles	Delaware

Spartech Polycom, Inc.	Spartech Polycom	Pennsylvania
Spartech Color

PH Chemicals, Inc.	Spartech Plastics	Delaware

Spartech Polycom, S.A.	Spartech Polycom	France

Spartech Plastics, Inc.	Spartech Plastics	Delaware
Spartech Profiles

Spartech Industries, Inc.	Spartech Industries	Delaware

Spartech Canada, Inc.	Spartech Industries	New Brunswick, Canada
Spartech Color
Spartech Plastics
Spartech Profiles

Alshin Tire Corporation	Alshin Tire Corporation	California
Spartech Industries

Spartech Polycast	Spartech Polycast	Delaware

Spartech Townsend	Spartech Townsend	Delaware

Spartech Industries Florida, Inc.	Spartech Marine	Delaware